EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-17485, 333-30933, 333-17487, 333-41535, 333-27279, 333-23249, 333-27281, 333-41537, 333-48777, 333-76261, 333-33442, 333-33934, 333-58056, 333-101973, 333-113705, 333-142475, 333-142473, and 333-159358 on Form S-8, Registration Statement No. 333-171937 on Form S-4, and Registration Statement No. 333-24291 and 333-159305 on Form S-3 of our report dated February 26, 2010, relating to the consolidated financial statements and financial statement schedule of Tenneco Inc. and consolidated subsidiaries, appearing in this Annual Report on Form 10-K of Tenneco Inc. for the year ended December 31, 2010.

/s/  Deloitte & Touche Llp
CHICAGO, ILLINOIS
FEBRUARY 25, 2011

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